Fourth Quarter 2019 Results February 25, 2020 CLASSIFIED – INTERNAL USE ONLY

Forward-Looking Statements Forward-looking statements in this presentation regarding the Company’s future performance, including accelerating growth, and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the effectiveness of the Company’s strategic initiatives, including alternative labor models, service, and operational improvement initiatives; the ability to train and retain the Company’s workforce for service execution, including the complexities related to growth of multiple revenue streams within the restaurants; the effectiveness of the Company’s marketing strategies and promotions; menu changes, including the anticipated sales growth, costs, and timing of the Donatos® expansion; the implementation and rollout of new technology solutions in the restaurants and timing thereof; the ability to increase off-premise sales; the ability to achieve revenue and cost savings from these and other initiatives; the Company’s franchise strategy; competition in the casual dining market and discounting by competitors; the cost and availability of key food products, distribution, labor, and energy; general economic conditions; the cost and availability of capital or credit facility borrowings; the adequacy of cash flows or available debt resources to fund operations and growth opportunities; limitations on our ability to execute stock repurchases at all or at the times or in the amounts we currently anticipate or to achieve anticipated benefits of a share repurchase program; the impact of federal, state, and local regulation of the Company’s business; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission. This presentation also contains non-GAAP financial information. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of the Company’s financial performance, identifying trends in results, and providing meaningful period-to-period comparisons. For a reconciliation of non-GAAP measures presented in this document, see the Appendix of this presentation or the Schedules to the Q4 press release posted on redrobin.com. PAGE 2

Red Robin Fourth Quarter Financial and Operating Results • Comparable restaurant revenue increased 1.3% (using constant currency rates), the second consecutive quarter of positive growth • Off-premise sales increased 26.9%, now comprising 13.9% of total food and beverage sales, including catering • Comparable restaurant guest counts decreased 3.4% • Total revenues decreased 1.2% • GAAP loss per diluted share was $0.60 compared to $0.82 in Q4 2018. Adjusted diluted loss per share(1) was $0.36 compared to earnings per diluted share of $0.43 in Q4 2018 • Net loss was $7.7 million compared to $10.6 million in Q4 2018 • Adjusted EBITDA(1) was $26.7 million compared to $28.4 million in Q4 2018 • Restaurant-level operating profit(1) was 18.9% compared to 19.4% in the prior year • Record overall guest satisfaction scores and continued lower ticket times • Essentially fully staffed at manager positions and turnover approaching or exceeding best-in-class casual dining benchmarks (1) See reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures in Appendix. PAGE 3

Our Plan 1 Recapture Our Soul 2 Deliver the Brand Promise 3 Tell Our Story 4 Accelerate Profitable Growth New Service Menu Donatos® Model Rationalization Investment in Significant Off- Portfolio Technology Premise Growth Optimization Deliver long-term value creation for stockholders PAGE 4

Accelerating Our Business Turnaround PAGE 5

Comparable Restaurant Revenue Trend(1) (1) Calculated at constant currency rates PAGE 6

Continued Off-Premise Sales Growth +330 bps Y-O-Y in Q4 2019 PAGE 7

Restaurant Level Operating Profit(1)(2) Margins (1) See Appendix for reconciliation of non-GAAP restaurant-level operating profit to net income (loss) (2) Prior period local marketing costs have been reclassified from Other operating to Selling to conform with the current period presentation PAGE 8

Adjusted EBITDA(1) (1) See Appendix for reconciliation of non-GAAP Adjusted EBITDA to Net Income (Loss) PAGE 9

Adjusted Net Income (Loss)(1) ($ in Millions) (1) See Appendix for reconciliation of non-GAAP Adjusted Net Income to Net Income (Loss) PAGE 10

Adjusted Earnings (Loss) Per Diluted Share(1) (1) See Appendix for reconciliation of non-GAAP Adjusted Earnings Per Diluted Share to Earnings (Loss) Per Diluted Share PAGE 11

Cash Flow from Operations ($ in Millions) PAGE 12

Appendix PAGE 13

Fourth Quarter 2019 Sales Highlights Q4-19 Q4-18 Change Q4-19 YTD Q4-18 YTD Change (12 Weeks) (12 Weeks) (52 Weeks) (52 Weeks) Restaurant revenue $296.8 million $300.9 million -1.4% $1289.5 million $1316.2 million -2.0% Total company revenues $302.9 million $306.8 million -1.2% $1315.0 million $1338.6 million -1.8% Company-owned comp revenue(1)(2) 1.3% -4.5% -0.6% -2.6% Price/Mix 4.7% -0.1% 4.1% -1.1% Guest counts -3.4% -4.4% -4.7% -1.5% Franchised comp revenue(2) 2.6% -0.9% 0.8% -0.2% Company avg. weekly revenue/unit(1) – total $52,983 $51,701 2.5% $52,193 $52,216 —% Company avg. weekly revenue/unit(1)(2) – comp $53,256 $52,579 1.3% $52,996 $53,315 -0.6% Avg. weekly restaurant level operating profit/unit(1) – comp $10,261 $10,724 -4.3% $9,935 $10,669 -6.9% Operating weeks 5,601 5,819 -3.7% 24,707 25,165 -1.8% Net Sales/ sq. ft (TTM) $439 $439 -0.1% (1) Calculated at constant currency rates (2) Comparable revenue growth is calculated by comparing the same calendar weeks. Comparable restaurants are those Company-owned restaurants that have operated five full quarters during the period presented, and such restaurants are only included in the comparable metrics if they are comparable for the entirety of both periods presented. PAGE 14

Fourth Quarter 2019 Restaurant Results % of Restaurant % of Restaurant Revenue Revenue Favorable Q4-19 Q4-18 (Unfavorable) Cost of sales 23.0% 23.6% 60 Labor 34.5% 34.7% 20 Other operating 14.7% 13.6% (110) Occupancy 8.9% 8.7% (20) Restaurant Level Operating Profit(1) 18.9% 19.4% (50) (1) See Appendix for reconciliation of non-GAAP restaurant-level operating profit to net income (loss) PAGE 15

Fourth Quarter 2019 Commodity Update % of Total COGS in Q4-19 Variable vs. Fixed Pricing Ground beef 16.5% Variable (market driven) Steak fries 12.4% 100% fixed through 10/21 Poultry 8.7% Fixed through 1/21 for 40%; through 1/20 for 60% Produce 7.4% 80% fixed through 10/21 Bread 6.1% 100% fixed through 6/20 Cheese 5.9% 90% fixed through 1/23 Meat 3.9% Variable (market driven) Cod 100% fixed through 6/20; shrimp and salmon 100% fixed through Seafood 2.7% 12/20 Fry oil 1.8% 100% fixed through 6/20 PAGE 16

Restaurant Level Operating Profit Reconciliation to Income (Loss) from Operations and Net Income (Loss)

($ in thousands)

	2017				2018				2019			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Restaurant revenue	$413,451	$312,351	$301,100	$338,154	$414,702	$310,392	$290,218	$300,897	$400,484	$302,418	$289,862	$296,757
Restaurant operating costs[1]:												
Cost of sales	94,607	73,903	71,642	80,203	98,515	74,874	69,003	71,112	93,715	72,387	69,017	68,285
Labor	145,519	108,422	106,205	115,286	143,015	106,476	102,322	104,449	142,894	106,538	104,870	102,476
Other operating[2]	52,064	40,057	41,454	44,734	55,025	42,668	43,612	40,779	55,565	43,000	44,317	43,594
Occupancy	33,119	25,140	25,868	28,626	35,010	26,460	26,629	26,047	35,020	25,458	24,942	26,378
Restaurant-level operating profit	88,142	64,828	55,932	69,309	83,137	59,914	48,652	58,510	73,290	55,035	46,716	56,024
Add – Franchise and other revenue[2]	7,178	4,959	4,599	5,770	6,817	4,996	4,659	5,882	9,382	5,563	4,360	6,188
Deduct – Other operating:												
Depreciation and amortization	28,044	21,173	21,258	22,070	29,193	22,323	21,819	22,036	28,438	21,369	21,280	20,703
General and administrative expenses	30,913	21,927	18,562	21,874	28,588	20,408	16,763	18,335	30,090	21,791	19,220	19,345
Selling[2]	17,050	14,361	15,152	16,818	17,730	15,209	12,017	17,408	18,026	13,443	17,556	16,507
Pre-opening and acquisition costs	1,855	1,377	1,503	835	1,137	569	387	—	319	—	—	—
Other charges (gains)[2]	—	1,584	—	5,330	6,287	10,615	520	21,708	2,398	16,847	(1,757)	4,110
Total other operating	77,862	60,422	56,475	66,927	82,935	69,124	51,506	79,487	79,271	73,450	56,299	60,665
Income (loss) from operations	17,458	9,366	4,056	8,152	7,019	(4,214)	1,805	(15,095)	3,401	(12,852)	(5,223)	1,547
Interest expense, net and other	2,984	2,453	2,032	2,543	3,407	2,385	2,295	2,838	3,238	2,153	1,812	1,907
Income tax expense (benefit)	2,907	(18)	(690)	(3,198)	(768)	(4,725)	(2,199)	(7,299)	(476)	(15,986)	(5,214)	7,342
Net income (loss)	$11,567	$6,931	$2,714	$8,807	$4,380	$(1,874)	$1,709	$(10,634)	$639	$981	$(1,821)	$(7,702)

(1) Excluding depreciation and amortization, which is shown separately
(2) Certain amounts presented in prior periods have been reclassified to conform with the current period presentation

PAGE 17

EBITDA and Adjusted EBITDA Reconciliation to Net Income (Loss)

($ in thousands)

	2017				2018				2019			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net income (loss) as reported	$11,567	$6,931	$2,714	$8,807	$4,380	$(1,874)	$1,709	$(10,634)	$639	$981	$(1,821)	$(7,702)
Adjustments to net income (loss):												
Income tax expense (benefit)	2,907	(18)	(690)	(3,198)	(768)	(4,725)	(2,199)	(7,299)	(476)	(15,986)	(5,214)	7,342
Interest expense, net	3,249	2,626	2,222	2,821	3,277	2,458	2,390	2,550	3,345	2,322	2,229	2,245
Depreciation and amortization	28,044	21,173	21,258	22,070	29,193	22,323	21,819	22,036	28,438	21,369	21,280	20,703
EBITDA	45,767	30,712	25,504	30,500	36,082	18,182	23,719	6,653	31,946	8,686	16,474	22,588
Executive transition and severance	—	—	—	—	—	—	—	—	1,994	370	594	492
Board and stockholder matter costs	—	—	—	—	—	—	—	—	—	1,152	1,311	798
Asset impairment	—	1,584	—	5,330	—	9,643	—	18,483	—	14,064	—	1,030
Litigation contingencies	—	—	—	—	4,000	—	—	795	—	—	—	—
Restaurant closure costs (gains)	—	—	—	—	—	—	—	—	304	1,001	(3,922)	1,430
Spiral menu disposal	—	—	—	—	—	506	—	2,430	—	—	—	—
Reorganization costs	—	—	—	—	2,287	466	521	—	—	—	—	—
Executive retention	—	—	—	—	—	—	—	—	100	260	260	360
Adjusted EBITDA	$45,767	$32,296	$25,504	$35,830	$42,369	$28,797	$24,240	$28,361	$34,344	$25,533	$14,717	$26,698

PAGE 18

Reconciliation of Adjusted Net Income to Net Income (Loss) and Adjusted Earnings (Loss) Per Diluted Share to Earnings (Loss) Per Diluted Share

($ in thousands, except per share data)

	2017				2018				2019			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net income (loss) as reported	$11,567	$6,931	$2,714	$8,807	$4,380	$(1,874)	$1,709	$(10,634)	$639	$981	$(1,821)	$(7,702)
Adjustments to net income (loss):												
Executive transition and severance	—	—	—	—	—	—	—	—	1,994	370	594	492
Board and stockholder matter costs	—	—	—	—	—	—	—	—	—	1,152	1,311	798
Asset impairment	—	1,584	—	5,330	—	9,643	—	18,483	—	14,064	—	1,030
Litigation contingencies	—	—	—	—	4,000	—	—	795	—	—	—	—
Restaurant closure costs (gains)	—	—	—	—	—	—	—	—	304	1,001	(3,922)	1,430
Spiral menu disposal	—	—	—	—	—	506	—	2,430	—	—	—	—
Reorganization costs	—	—	—	—	2,287	466	520	—	—	—	—	—
Executive retention	—	—	—	—	—	—	—	—	100	260	260	360
Income tax (expense) benefit of adj.	—	(618)	—	(1,175)	(1,617)	(2,777)	(135)	(5,644)	(623)	(4,380)	457	(1,069)
Deferred tax liability remeasurement due to Tax Cuts and Jobs Act	—	—	—	(2,808)	—	—	—	—	—	—	—	—
Adjusted net income (loss)	$11,567	$7,897	$2,714	$10,154	$9,050	$5,964	$2,094	$5,430	$2,414	$13,448	$(3,121)	$(4,661)
Diluted net income (loss) per share[(1)]:												
Net income (loss) as reported	$0.89	$0.53	$0.21	$0.68	$0.34	$(0.14)	$0.13	$(0.82)	$0.05	$0.08	$(0.14)	$(0.60)
Adjustments to net income (loss):												
Executive transition and severance	—	—	—	—	—	—	—	—	0.15	0.03	0.05	0.04
Board and stockholder matter costs	—	—	—	—	—	—	—	—	—	0.09	0.10	0.06
Asset impairment	—	0.12	—	0.41	—	0.74	—	1.43	—	1.08	—	0.08
Litigation contingencies	—	—	—	—	0.30	—	—	0.06	—	—	—	—
Restaurant closure costs (gains)	—	—	—	—	—	—	—	—	0.03	0.07	(0.30)	0.11
Spiral menu disposal	—	—	—	—	—	0.04	—	0.19	—	—	—	—
Reorganization costs	—	—	—	—	0.17	0.04	0.04	—	—	—	—	—
Executive retention	—	—	—	—	—	—	—	—	0.01	0.02	0.02	0.03
Income tax (expense) benefit of adj.	—	(0.04)	—	(0.09)	(0.12)	(0.22)	(0.01)	(0.43)	(0.05)	(0.34)	0.03	(0.08)
Deferred tax liability remeasurement due to Tax Cuts and Jobs Act	—	—	—	(0.22)	—	—	—	—	—	—	—	—
Adjusted EPS - diluted	$0.89	$0.61	$0.21	$0.78	$0.69	$0.46	$0.16	$0.43	$0.19	$1.03	$(0.24)	$(0.36)

(1) For the second and fourth quarters of 2018, the impact of dilutive shares is included in the calculations as the adjustments for the quarter resulted in adjusted net income

PAGE 19